Exhibit 99.1

VIASPACE Subsidiary Enters Agreement With Korea Manufacturer to Produce Fuel Cell Cartridges

PASADENA, CA.—November 7, 2005—VIASPACE Inc. (OTC.BB: VSPC), a company that works to transform proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, announced today that its subsidiary, Direct Methanol Fuel Cell Corporation (DMFCC), has signed a cartridge design and certified manufacturer agreement with Elentec Co., Ltd. of Suwon-city in the Republic of (South) Korea.

DMFCC focuses on producing methanol fuel cartridges that will provide the energy source for laptop computers, cell phones and other portable electronic devices to be powered by direct methanol fuel cells. These fuel cell powered devices are expected to be introduced into the marketplace by major electronic product manufacturers by 2007.

Fuel cells are expected to gain a substantial market share because they offer longer operating time as compared to current lithium ion batteries and may be instantaneously recharged by simply replacing the disposable fuel cartridge. It has been announced that direct methanol fuel cells are being developed for portable electronic applications by companies such as Samsung and LG in Korea, and by Toshiba, NEC, Hitachi and Sanyo in Japan.

Elentec Co., Ltd. is a diversified company with electronic and portable power products. It produces lithium ion battery packs to power cell phones, PDAs, camcorders and laptop computers. Elentec is experienced in producing injection molded plastic parts, similar to fuel cartridges, and has 21 injection molding machines in its Suwon factory. Elentec is a leading Korean supplier of lithium ion battery packs for portable electronic devices to OEMs worldwide.

“We are pleased to be partnered with Elentec,” reports CEO Dr. Carl Kukkonen. “They have the engineering and manufacturing capabilities to produce the highest quality cartridges, and excellent relationships with, and the trust of, major electronics OEMs worldwide”.

Mr. Se Yong Lee, Chief Executive Officer of Elentec states, “Today Elentec provides portable power to the electronics industry in the form of lithium ion batteries. While this business will continue to be strong, fuel cells offer a new level of portable power. Together with DMFCC, we plan to contribute to, and profit from, the fuel cell business.”

About VIASPACE: Unparalleled Knowledge. Unparalleled Solutions.

VIASPACE is a diversified technology company with knowledge and expertise in energy/fuel cells, microelectronics, sensors, homeland security & public safety, information & computational technology, and RFID. Founded in 1998 with the objective of transforming proven space and defense technologies from NASA and the Department of Defense into hardware and software solutions that solve today’s complex problems, VIASPACE benefits from important patent and software licenses from Caltech, which manages NASA’s Jet Propulsion Laboratory, and from relationships with research laboratories, universities, and other organizations within the advanced technology community. For more information, please visit our website at www.VIASPACE.com, contact Investor Relations at (888) 359-9558 or IR@VIASPACE.com, or Public Relations at PR@VIASPACE.com.

About Elentec:

Elentec is a diversified technology company with products in the battery and electronics fields, including battery packs for mobile phones, camcorders, PDAs and notebook computers, printed circuit board assemblies, remote control units, game pads, television set-top boxes, and fingerprint identification machines. Elentec is equipped with a total process manufacturing system which is able to produce parts as well as finished goods. Its skills include product design and development, tooling, injection molding, process and assembly, and mass production, and the company has complete quality assurance capabilities. Elentec was founded in 1977, has 750 employees and is listed on the Korean stock exchange (KOSDAQ). Elentec is headquartered in Suwon-city, south of Seoul in the Republic of Korea where it has two factories. Elentec also has a network of overseas factories in Malaysia, Mexico, China and India. For more information please visit the web site at www.elentec.co.kr.

This news release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to future events or our future performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” should,” “could,” “would,” “will,” “expect,” “plan,” “intend,” “predict,” “anticipate,” believe,” “estimate,” “potential,” “continue,” or the negative of such terms or other comparable terminology. Similarly, statements in this release that describe the company’s business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. These statements are only predictions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For example, there will not be a market for fuel cartridges if the OEMs fail to bring fuel cell powered devices into the marketplace. Such factors include the risks outlined in our periodic filings with the U.S. Securities and Exchange Commission, as well as general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which VIASPACE has little or no control.

Source: VIASPACE Inc.